Exhibit 10.30

CONFIDENTIAL

FIRST AMENDMENT TO THE DISTRIBUTION RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO THE DISTRIBUTOR RIGHTS AGREEMENT (the “Amendment”) is made and entered into effective as of this 2nd day of July, 2003, between Plug Power Inc., a Delaware corporation (“PP”), and GE Fuel Cell Systems, L.L.C., a Delaware limited liability company (“GEFCS”). GEFCS and PP are referred to individually herein as a “Party”, and collectively as the “Parties”.

WHEREAS, GEFCS and PP entered into the certain Amended and Restated Distributor Agreement dated August 21, 2001 (the “Agreement”), and the Agreement set forth, among other things, GEFCS’s exclusive right to market, distribute, sell, lease, and finance (collectively referred to herein as “Sell” or “Sale”) Products (as defined in the Agreement).

WHEREAS, PP has developed the GenCore and On-Site Hydrogen Generation (OSHG) lines of Products. GenCore is defined as any Product being fueled directly by hydrogen gas, and used (i) in applications where the customer’s requirement is for back-up power when the customer’s primary power source is not available, or (ii) for power quality improvement when the quality of the power being provided by the customer’s primary power source does not meet the customer’s specifications. However, in the case of (ii), the GenCore product definition does not include applications that supplement the customer’s primary power needs. OSHG is defined as any Product that converts natural gas, LPG, or other forms of hydrocarbon fuel, into hydrogen gas, for use, as hydrogen gas, in commercial or industrial applications.

WHEREAS, under the Agreement, GEFCS has exclusive rights to Sell GenCore and OSHG Products in the Territory (as defined in the Agreement).

WHEREAS, GEFCS and PP now desire to amend the Agreement in order to allow PP to provide non-exclusive distribution rights to third parties interested in Selling the GenCore and/or OSHG line of Products, and/or for PP to Sell the GenCore and/or OSHG line of Products directly to end-consumers.

WHEREAS, after the Initial Periods (as defined herein), PP agrees to pay GE Microgen Inc., or such other entity as GE may specify in its sole discretion, a Commission (as defined herein) on the sale of each GenCore and OSHG Product sold by PP to any entity other than GEFCS.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of are hereby acknowledged, the Parties hereto agree as follows:

1. Agreement Revision

A. Section 2.1 of the Agreement is deleted in its entirety and replaced with the following:

Appointment. Subject to the terms and conditions and for the Term of this Agreement, with the exception of the GenCore and OSHG line of Products, SUPPLIER hereby appoints DISTRIBUTOR, and DISTRIBUTOR accepts such appointment, as SUPPLIER’s distributor in the Territory to exclusively market, distribute, sell, lease, and finance (collectively referred to herein as “Sell” or “Sale”) Products and the output of Products (e.g., capacity, energy, heat) to Customers for their own use or resale, and to exclusively provide Services to Customers. SUPPLIER hereby appoints DISTRIBUTOR, and DISTRIBUTOR accepts such appointment, as SUPPLIER’s distributor in the Territory to non-exclusively market, distribute, sell, lease, and finance (collectively referred to herein as “Sell” or “Sale”) the GenCore and OSHG line of Products and the output of the GenCore and OSHG line of Products (e.g., capacity, energy, heat, hydrogen gas) to Customers for their own use or resale, and to non-exclusively provide Services to Customers.

B. Section 2.2 of the Agreement is deleted in its entirety and replaced with the following:

SUPPLIER’s Non-Compete. During the term of this Agreement and except as otherwise provided herein, with the exception of the GenCore and OSHG line of Products, SUPPLIER and its Affiliates shall not, directly or indirectly, Sell Products or PEM Fuel Cell-Powered Generator Sets, components, replacement parts, upgrades, accessories, or improvements that compete with Products, Sell the output of PEM Fuel Cell-Powered Generator Sets that compete with the Products, or provide Services to Customers in the Territory, except that (i) SUPPLIER may, for the sole purpose of Product testing and research and development, deal directly with and provide Product and Services to governmental entities (e.g., State of New York, NYSERDA, U.S. Department of Energy), (ii) SUPPLIER may, for the sole purpose of Product testing and research and development, deal directly with, sell Product to, and provide Services to, quasi-public entities (e.g., Long Island Power Authority, Los Angeles Department of Water and Power) provided that SUPPLIER and DISTRIBUTOR mutually agree to allow SUPPLIER to enter into such transactions and SUPPLIER and DISTRIBUTOR agree on appropriate compensation to GE MicroGen or its Affiliate, and (iii) if the Parties mutually agree that a specific market opportunity (e.g., applications, geographic market) may be better served by a distributor (including SUPPLIER) other than DISTRIBUTOR, the Parties will negotiate in good faith to determine the compensation that should be paid to GE MicroGen or its Affiliate for DISTRIBUTOR forgoing its exclusive distribution rights to that opportunity. SUPPLIER acknowledges that it is not authorized to use DISTRIBUTOR’s Trademark for any purpose related to the GenCore and OSHG line of Products (including, but not limited too, marketing, sales or service of this line of Products), unless expressly permitted in writing to do so by DISTRIBUTOR

The following article 3.4 is added to Article 3 of the Agreement:

3.4 Commission Payment

PP shall pay GE Microgen Inc., or such other entity as GE may specify in its sole discretion, a Commission, defined as 5% of PP’s Net Sales as defined herein, on each GenCore or OSHG Product sold by Plug Power to any entity other than GEFCS, after the Initial Period for such Product. For the GenCore line of Products, the Initial Period begins upon execution of the Amendment, and ends upon the earlier of: i) November 1st, 2004, or ii) after PP has sold 465 of the GenCore Products. For the OSHG line of Products, the Initial Period begins upon execution of the Amendment, and ends upon the earlier of: i) October 1st, 2005, or ii) after PP has sold 71 of the OSHG Products.

For purposes of this Section 3.4, Net Sales shall mean the gross amounts invoiced by PP, Affiliates or permitted sub licensees on account of sales of the GenCore Products or the OSHG Products to entities other than GEFCS, after the Initial Period for such Products, less the total of:

(i)	trade, cash and/or quantity discounts actually allowed that are not already reflected in the amount invoiced;

(ii)	excise, sales, or other consumption taxes (whether value added, or other tax not based on PP’s income) and customs duties, to the extent such taxes are remitted to the applicable taxing authority;

(iii)	freight, insurance and other transportation charges, to the extent included in the invoice price and separately identified on the invoice or other documentation maintained in the ordinary course of business;

(iv)	amounts repaid or credited by reason of returns, rejections or defects, or because of chargebacks, retroactive price reductions, refunds or billing errors; and

(v)	sales or other commissions paid to third parties, if any.

Solely for the purposes of the definition of Net Sales and this Section 3.4, the term “Affiliate” means, with respect to PP, any person or entity which directly controls or is controlled by or is under common control with, PP.

This Amendment may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart to this Amendment.

This Amendment shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Except as expressly set forth herein, this Amendment in no way alters or affects any other terms of the Agreement, which otherwise remains in full force and effect.

IN WITNESS WHEREOF, the Parties have entered into and executed this Amendment as of the date first above written.

PLUG POWER, INC.

By:	/s/ Mark Sperry
Name:	Mark Sperry
Title:	Chief Marketing Officer

GE FUEL CELL SYSTEMS, L.L.C.

By:	/s/ Frank Scovello
Name:	Frank Scovello
Title:	President GE Fuel Cell Systems, L.L.C.